                                                                    Exhibit 99.2

                           DURABLE POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, ALFRED S. CLOUES, JR., of 104 West Main Street, Warner, New Hampshire 03278, have made, constituted and appointed and by these presents do make, constitute and appoint JEANNETTE C. CLOUES, EDWARD B. CLOUES, II, RICHARD R. CLOUES, or JEANNE C. HESLOP, individually or jointly, my true and lawful attorney for me and in my name, place and stead, to demand, receive, collect and hold any and all monies, securities and real and personal property of any nature whatsoever belonging to me or in which I may have any interest;

To deal generally in all respects without restriction in and with any property whatsoever in which I may have interest;

To carry bank accounts for me, and in my name, in such banks as my said attorney may deem best and to make deposits of money belonging to me in such accounts and disburse said monies on the signature of my said attorney, for any purpose in connection with either the personal needs, support, maintenance and medical attention of myself, in any such amounts and for such purposes and at such times as my said attorney in his or her sole unrestricted discretion and judgment may deem best;

To exercise in all respects as full management, control and powers with respect to all of my property, whether the same be real or personal, as I myself could do;

To demand and receive, sue for and recover, any and all monies or rights of any nature whatsoever and from whatever source derived that may now be due to me or which may at any time hereafter become due, and to give in all respects proper receipts, releases and acquittances therefor, with no liability on the part of any obligor making such payments to my attorney to see to the application of the proceeds of such payments or collections;

Hereby giving and granting unto my said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done about the premises as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that my said attorney may do.

This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of May, 1995.

/s/ BARBARA S. PROPER               /s/ ALFRED S. CLOUES, JR.
-------------------------------    -------------------------------------
Witness to A.S.C., Jr.             Alfred S. Cloues, Jr.

BRACKETT L. SCHEFFY
COUNSELOR AT LAW
MAIN STREET
WARNER, NEW HAMPSHIRE
03278

STATE OF NEW HAMPSHIRE
MERRIMACK, SS.
                                                                    May 22, 1995

Personally appeared the said Alfred S. Cloues, Jr., who acknowledged to me that he subscribed his name to the foregoing instrument and for the purposes therein contained.

                                        /s/ BARBARA S. PROPER
                                        ------------------------------------
                                        Notary Public
                                        My commission expires
                                                             ---------------

                                        [stamp]
                                        BARBARA S. PROPER, Notary Public
                                        My Commission Expires November 10, 1999


BRACKETT L. SCHEFFY
COUNSELOR AT LAW
MAIN STREET
WARNER, NEW HAMPSHIRE
03278